Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SHOALS TECHNOLOGIES GROUP, INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The address of the registered office of Shoals Technologies Group, Inc. (the “Company”) in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Company’s registered agent at such address is Corporation Service Company. The Company may also have offices in such other places in the United States or elsewhere (and may change the Company’s registered agent) as the Board of Directors of the Company (the “Board”) may, from time to time, determine or as the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Annual Meetings. Annual meetings of stockholders of the Company may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of meeting. The Board may, in its sole discretion, determine that any meeting of stockholders of the Company shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 hereof and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). At the annual meeting, the stockholders of the Company shall elect directors and transact such other business as may properly be brought before the annual meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders of the Company.

Section 2.02 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock (as defined in the Company’s Amended and Restated Certificate of Incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Amended and Restated Certificate of Incorporation”)), special meetings of the stockholders of the Company for any purpose or purposes may be called at any time only by or at the direction of the Board or the Chairman of the Board; provided, however, that at any time before the Trigger Event (as defined in the Amended and Restated Certificate of Incorporation), special meetings of the stockholders of the Company for any purpose or purposes shall also be called by or at the direction of the Board or the Chairman of the Board at the request of the holders of 50% or more of the voting power of all the outstanding shares of Common Stock (as defined in the Amended and Restated Certificate of Incorporation). Special meetings of the stockholders of the Company may be held at such place, if any, either within or without the State of Delaware, and at such time and date as determined by the Board, the Chairman of the Board, the Chief Executive Officer of the Company (the “CEO”) and, before the Trigger Event, by or at the direction of the Board, the Chairman of the Board or the CEO at the request of holders of 50% or more of the voting power of all the outstanding shares of Common Stock. The Board may postpone, reschedule or cancel any special meeting of stockholders of the Company; provided, however, that with respect to any special meeting of stockholders of the Company previously scheduled at the request of holders of 50% or more of the voting power of all the outstanding shares of Common Stock, the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of such holders.

Section 2.03 Notice of Stockholder Business and Nominations; Form and Requirements of Notice.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders of the Company may be made at an annual meeting of stockholders of the Company only (a) pursuant to the Company’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 hereof; (b) by or at the direction of the Board or any authorized committee thereof; or (c) by any stockholder of the Company who is entitled to vote at the meeting, who, subject to Section 2.03(C)(4) hereof, complies with the notice procedures set forth in Sections 2.03(A)(2) and (A)(3) hereof and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company (the “Secretary”), on the record date for the determination of stockholders of the Company entitled to vote at the annual meeting, and at the time of the annual meeting.

(2) Without qualification, for nominations or other business to be properly brought before an annual meeting by a stockholder of the Company pursuant to Section 2.03(A)(1)(c) hereof, the stockholder must have given timely notice thereof in writing to the Secretary, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company in writing not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary date shall, for purposes of the Company’s first annual meeting of stockholders of the Company after the shares of its Class A Common Stock, are first publicly traded (the “First Annual Meeting”), be deemed to have occurred on February 2, 2021); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year (other than in connection with the First Annual Meeting), notice by a stockholder of the Company to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting (or the Public Announcement of the adjournment or postponement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following expiration of the time periods set forth in these Bylaws. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.03(A)(2) and there is no Public Announcement naming all of the nominees for the additional directorships or specifying the size of the increased Board at least 100 days prior to the first anniversary of the prior year’s annual meeting of stockholders of the Company, then a stockholder’s notice required by this Section 2.03(A)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company in writing not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made.

(3) To be in proper form, a stockholder’s notice to the Secretary (the stockholder providing such notice, the “Noticing Stockholder”) under this Section 2.03(A) must:

(a) as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director, set forth or provide (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (present and for the past five years), (iii) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record by such person (provided, however, that for purposes of this Section 2.03(A)(3)(a), such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has a right to acquire beneficial ownership of at any time in the future), (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (v) a complete and accurate description of any current or prior agreements, arrangements and understandings, and any other material relationships between or among the Noticing Stockholder, any beneficial owner on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders”), any of their respective affiliates and associates within the meaning of Rule 12b-2 under the Exchange Act, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if any Holder, any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, between or among any Holder, any of its affiliates or associates, or others acting in concert therewith, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, (vii) a notarized letter signed by such person stating his or her acceptance of the nomination by the Holder, stating his or her intention to serve as a director for a full term on the Board, if elected, and consenting to being named as a nominee for director in a proxy statement relating to such election, (viii) a completed and signed questionnaire and written representation and agreement, each as may be required by Section 2.03(A)(4) hereof and (ix) all information relating to the nominee that would be required by this Section 2.03(A) to be set forth in a stockholder’s notice with respect to a director nomination if such nominee were a stockholder providing notice of a director nomination to be made at the meeting;

(b) as to any business that the Noticing Stockholder proposes to bring before the meeting, set forth or provide (i) a brief description of the business desired to be brought before the meeting, (ii) the text, if any, of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended and Restated Bylaws (“Bylaws”) of the Company, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of any Holder and (iv) a complete and accurate description of any current or prior agreements, arrangements and understandings, and any other material relationships between or among the Holders, any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, in connection with the proposal of such business by such Noticing Stockholder, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if any Holder, any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(c) as to the Holders, set forth (i) the name and address of the Noticing Stockholder as they appear on the Company’s books, (ii) the name and address of all other Holders, if any, (iii) the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially and/or of record by each Holder (provided, however, that for purposes of this Section 2.03(A)(3)(c), any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has a right to acquire beneficial ownership of at any time in the future), any person controlling, directly or indirectly, or acting in concert with, any Holder and any person controlled by or under common control with any

Holder, (iv) the Ownership Information (as defined below) for each Holder and Stockholder Associated Person (as defined below), (v) a representation by the Noticing Stockholder that the Noticing Stockholder is a stockholder of record of the Company entitled to vote at the meeting, will continue to be a stockholder of record of the Company entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether any Holder intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Company required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies from stockholders of the Company in support of such proposal or nomination, (vii) a certification regarding whether each Holder has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Company and such Holder’s acts or omissions as a stockholder of the Company and (viii) the Noticing Stockholder’s representation as to the accuracy of the information set forth in the notice.

The Company may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, request any Holder or proposed nominee to deliver to the Secretary, within five Business Days of any such request, including such other information as may be reasonably requested by the Company, including, without limitation, such other information as may be reasonably required by the Board, in its sole discretion, to determine (i) the eligibility of a proposed nominee to serve as a director of the Company, (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (iii) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.03 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the meeting of stockholders of the Company and present his or her proposed business or nomination(s), such proposed business will not be transacted and any such nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.03, to be considered a qualified representative of a stockholder of the Company, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders of the Company, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders of the Company.

Notwithstanding anything to the contrary contained in these Bylaws, if the person whom the Noticing Stockholder proposes to nominate for election or re-election as a director pursuant to the notice procedures set forth in Sections 2.03(A)(2) and (A)(3) hereof becomes ineligible or unwilling to serve on the Board, the Noticing Stockholder may not, at the annual meeting for which its notice for nomination has previously been given, propose to nominate any substitute, successor or replacement nominee for election or re-election as a director, unless it gives a new timely notice pursuant to Section 2.03(A).

(d) For purposes of this section, “Ownership Information” means: (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole in or part from the value of any class or series of shares of the Company, whether or not the instrument or right is subject to settlement in the underlying class or series of shares of the Company or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by any Holder, Stockholder Associated Person or proposed nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Company; (ii) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between any Holder, Stockholder Associated Person, proposed nominee and/or any others acting in concert with any of the foregoing the intent or effect of which may be to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Company or to increase or decrease the voting power of any such person or any of such person’s affiliates or associates with respect to any security of the Company; (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which any Holder, Stockholder Associated Person or proposed nominee has a right to vote or has granted a right to vote any shares of the Company; (iv) any short interest held by any Holder, Stockholder Associated Person or proposed nominee presently or within the last 12 months in any shares of the Company (for purposes of this Section 2.03, a Holder, Stockholder Associated Person or proposed nominee is deemed to hold a short interest in a security if such Holder, Stockholder Associated Person or proposed nominee, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any right to dividends on shares of the Company owned beneficially by any Holder, Stockholder Associated Person or proposed nominee that is separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company; (vii) any Derivative Instrument held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder, Stockholder Associated Person or proposed nominee is (a) a general partner or, directly or indirectly, beneficially owns any interest in a general partner, or (b) is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity; (vii) any performance-related fees (other than an asset-based fee) that any Holder, Stockholder Associated Person or proposed nominee is entitled to based on any increase or decrease in the value of shares of the Company or any Derivative Instrument; (viii) any direct or indirect legal, economic or financial interest (including short interest) of any Holder, Stockholder Associated Person or proposed nominee in the outcome of any vote to be taken at any annual or special meeting of stockholders of the Company or any other entity with respect to any matter that is substantially related, directly or indirectly, to any nomination or business proposed by any Holder under this Bylaw and; (ix) any arrangement, right or other interest described in the preceding clauses of this paragraph held by any member of the immediate family of any Holder, Stockholder Associated Person or proposed nominee that shares the same household with such Holder or Stockholder Associated Person. “Stockholder Associated Person” means as to any Holder (x) any person acting in concert with such Holder, (y) any person controlling, controlled by or under common control with such Holder or any of their respective affiliates and associates, or person acting in concert therewith and (z) any member of the immediate family of such Holder or an affiliate or associate of such Holder. As used in these Bylaws, the terms “affiliate(s)” and “associate(s)” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder.

(4) To be eligible to be a nominee for election or reelection as a director of the Company pursuant to this Section 2.03, a proposed nominee must deliver (in the case of nominee nominated by a stockholder of the Company pursuant to this Section 2.03, in accordance with the time periods and other requirements prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive offices of the Company (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form to be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (ii) a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed to the Company, (C) if elected as director of the Company, intends to serve for a full term on the Board and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable laws and all applicable rules of the U.S. exchanges upon which the securities of the Company are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Company duly adopted by the Board.

(B) Special Meetings of Stockholders of the Company. Only such business shall be conducted at a special meeting of stockholders of the Company as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders of the Company at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is entitled to vote at the meeting, who (subject to Section 2.03(C)(4)) complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary at the principal executive offices of the Company, on the record date for the determination of stockholders of the Company entitled to vote at the special meeting and at the time of the special meeting. In the event that the Company calls a special meeting of stockholders of the Company for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting if the stockholder’s notice as required, if such stockholder’s notice for a special meeting were for an annual meeting, by Section 2.03(A)(2) hereof shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting (or the Public Announcement of the adjournment or postponement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as provided in Section 2.03(C)(4) hereof, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as a director and only such business shall be conducted at an annual or special meeting of stockholders of the Company as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of any meeting of stockholders of the Company shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders of the Company will vote at a meeting shall be announced at the meeting by the chairman of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto shall be accepted. The Board may adopt by resolution such rules, regulations and procedures for the conduct of the meeting of stockholders of the Company as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of the Company entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. Unless and to the extent determined by the Board or the chairman of the meeting, no meeting of stockholders of the Company shall be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, (a) “Public Announcement” shall mean disclosure (i) in a press release issued by the Company, provided such press release is issued by the Company following its customary procedures, that is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (b) the “Close of Business” means 5:00 p.m. local time at the Company’s principal executive offices, and if an applicable deadline falls on the “Close of Business” on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; and (c) “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close. Further, “delivery” of any notice or materials by a stockholder as required under this Section 2.03 shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Company, and (2) electronic mail to the Secretary at the principal executive offices of the Company or such other email address for the Secretary as may be specified in the Company’s proxy statement for the annual meeting of stockholders immediately preceding such delivery of notice or materials.

(3) Notwithstanding the foregoing provisions of this Section 2.03, the Noticing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including Sections 2.03 (A)(1)(c) and (B) hereof), and compliance with this Section 2.03 shall be the exclusive means for a stockholder of the Company to make nominations or submit other business at any meeting of stockholders of the Company (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act (or any successor provision)). Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or the rights of the holders of any class or series of stock having a preference over the common stock of the Company as to dividends or upon liquidation to elect directors under specified circumstances (including any certificate of designation relating to any series of Preferred Stock (as defined in the Amended and Restated Certificate of Incorporation)).

(4) Notwithstanding anything to the contrary contained in this Section 2.03, prior to the Trigger Event, holders of shares of Class B Common Stock shall not be subject to the notice procedures set forth in Sections 2.03(A)(2), (A)(3) or (B) hereof with respect to any annual or special meeting of stockholders of the Company.

Section 2.04 Notice of Meetings. Whenever stockholders of the Company are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders of the Company and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders of the Company entitled to vote at the meeting, if such date is different from the record date for determining stockholders of the Company entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders of the Company entitled to notice of the meeting. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of the Company entitled to vote at such meeting as of the record date for determining the stockholders of the Company entitled to notice of the meeting.

Section 2.05 Quorum. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or the rules of any stock exchange upon which the Company’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders of the Company. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present at any meeting, it shall not be broken by the subsequent withdrawal of any stockholder of the Company.

Section 2.06 Voting. Except as otherwise provided by or pursuant to the provisions of the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders of the Company shall be entitled to one vote for each share of Class A Common Stock and Class B Common Stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders of the Company or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder of the Company may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a written revocation of the proxy or a new proxy bearing a later date. Unless required by the Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of the Company present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Company, of any regulation applicable to the Company or its securities, of the Amended and Restated Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding anything to the contrary in these Bylaws and subject to the Amended and Restated Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.07 Chairman of Meetings. The Chairman of the Board, if one is elected, or, in his or her absence or disability, the CEO, or in the absence of the Chairman of the Board and the CEO, a person designated by the majority of the directors shall be the chairman of the meeting and, as such, shall preside at all meetings of the stockholders of the Company.

Section 2.08 Secretary of Meetings. The Secretary shall act as secretary at all meetings of the stockholders of the Company. In the absence or disability of the Secretary, the chairman of the meeting shall appoint a person to act as secretary at such meetings.

Section 2.09 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote only in the manner provided in the Amended and Restated Certificate of Incorporation and in accordance with applicable law.

Section 2.10 Adjournment. The chairman of any meeting of stockholders of the Company shall have the power to adjourn the meeting from time to time, whether or not a quorum is present. At any meeting of stockholders of the Company, if less than a quorum be present, the chairman of the meeting or stockholders of the Company holding a majority in voting power of the shares of stock of the Company, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders of the Company entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders of the Company entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders of the Company entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.11 Remote Communication. If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Company and proxyholders not physically present at a meeting of stockholders of the Company may, by means of remote communication:

(A) participate in a meeting of stockholders of the Company; and

(B) be deemed present in person and vote at a meeting of stockholders of the Company whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that:

(1) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder of the Company or proxyholder;

(2) the Company shall implement reasonable measures to provide such stockholders of the Company and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders of the Company, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3) if any stockholder of the Company or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 2.12 Inspectors of Election. The Company may, and shall if required by law, in advance of any meeting of stockholders of the Company, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders of the Company, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of the Company outstanding and the voting power of each such share, (b) determine the shares of the Company represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of the Company represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Powers. Except as otherwise provided in the Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Company shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Company and do all such lawful acts and things as are not, by the DGCL or the Amended and Restated Certificate of Incorporation, directed or required to be exercised or done by the stockholders of the Company.

Section 3.02 Number and Term; Chairman. Subject to the Amended and Restated Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board. The term of each director elected to the Board shall be as set forth in the Amended and Restated Certificate of Incorporation. Directors need not be stockholders of the Company. The Board shall elect a Chairman of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairman of the Board shall preside at all meetings of the Board at which he or she is present. If the Chairman of the Board is not present at a meeting of the Board, the CEO (if the CEO is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the CEO is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one of their members to preside.

Section 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board, the CEO or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04 Removal. Directors of the Company may be removed in the manner provided in the Amended and Restated Certificate of Incorporation and applicable law.

Section 3.05 Vacancies and Newly-Created Directorships. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly-created directorships resulting from any increase in the number of directors shall be filled in accordance with the Amended and Restated Certificate of Incorporation. Any director elected to fill a vacancy or newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 3.06 Meetings. Regular meetings of the Board may be held at such places and times as shall be determined from time to time by the Board, either within or without the State of Delaware. Special meetings of the Board may be called by the CEO of the Company or the Chairman of the Board or as provided by the Amended and Restated Certificate of Incorporation, and shall be called by the CEO or the Secretary if directed by the Board and shall be at such places and times as they or he or she shall fix. Before the Trigger Event, special meetings of the Board may also be called by holders of 50% or more of the voting power of all the outstanding shares of Common Stock, and shall be at such places and times as such holders shall fix. Notice need not be given of regular meetings of the Board. At least 24 hours before each special meeting of the Board, written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director.

Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board.

Section 3.07 Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at a meeting of the Board. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08 Committees; Committee Rules. The Board may, by resolution passed by a majority of the directors, designate one or more committees, each such committee to consist of one or more of the directors of the Company. The meetings of any such committee shall be held in compliance with these Bylaws. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. Notwithstanding the foregoing, no committee shall have the power or authority of the Board in reference to the following matters: (a) approving or adopting, or recommending to the stockholders of the Company, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders of the Company for approval or (b) adopting, amending or repealing any Bylaw of the Company. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, (i) the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business at a meeting of the committee unless the committee shall consist of one or two members, in which event one member shall constitute a quorum and (ii) all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. In the absence of a quorum, a majority of the directors present may adjourn the meeting of the committee to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member, to the extent permitted by applicable law.

Section 3.09 Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Remote Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.11 Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Company in any capacity.

Section 3.12 Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or the Board.

ARTICLE IV

OFFICERS

Section 4.01 Number. The officers of the Company shall include a CEO, a President and a Secretary, each of whom shall be elected by the Board and who shall hold office for such terms as shall be determined by the Board and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board may elect one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person.

Section 4.02 Other Officers and Agents. The Board may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board. The Board may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board.

Section 4.03 Chief Executive Officer. The CEO, who may also be the President, subject to the determination of the Board, shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board has not elected a Chairman of the Board or in the absence or inability to act as the Chairman of the Board, the CEO shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, but only if the CEO is a director of the Company.

Section 4.04 President. The President of the Company shall, subject to the powers of the Board, the Chairman of the Board and the CEO, have general charge of the business, affairs and property of the Company, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the CEO, the Board or as may be provided in these Bylaws. Unless otherwise determined by the Board, the CEO shall be the President of the Company.

Section 4.05 Vice Presidents. Each Vice President, if any are appointed, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the CEO or the Board.

Section 4.06 Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Board or its designees selected for such purposes. The Treasurer shall disburse the funds of the Company, taking proper vouchers therefor. The Treasurer shall render to the CEO and the Board, upon their request, a report of the financial condition of the Company. If required by the Board, the Treasurer shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the CEO or the Board.

Section 4.07 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders of the Company and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books and other nonfinancial books, records and papers of the Company are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the CEO or the Board.

Section 4.08 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are appointed, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the CEO or the Board shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the CEO or the Board.

Section 4.09 Corporate Funds and Checks. The funds of the Company shall be kept in such depositories as shall from time to time be prescribed by the Board or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the CEO, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

Section 4.10 Contracts and Other Documents. The CEO and the Secretary, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority in the premises by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Company deeds, conveyances and contracts and any and all other documents requiring execution by the Company.

Section 4.11 Ownership of Stock of Another Corporation. Unless otherwise directed by the Board, the CEO, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Company, to attend and to vote at any meeting of securityholders of any entity in which the Company holds securities or equity interests and may exercise, on behalf of the Company, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Company.

Section 4.12 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board may delegate to another officer such powers or duties.

Section 4.13 Resignation and Removal. Any officer of the Company may be removed from office for or without cause at any time by the Board. Any officer may resign at any time in the same manner prescribed under Section 3.03 hereof.

Section 4.14 Vacancies. The Board shall have the power to fill vacancies occurring in any office.

Section 4.15 Compensation. Compensation of all executive officers shall be approved by the Board, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Company; provided, however, that compensation of all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board.

ARTICLE V

STOCK

Section 5.01 Shares With Certificates. The shares of stock of the Company shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock in the Company represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by, (a) the Chairman of the Board or the Vice Chairman of the Board or, the President or a Vice President and (b) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of the Company owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.02 Shares Without Certificates. If the Board chooses to issue shares of stock without certificates, the Company, if required by the DGCL, shall, within a reasonable time after the issuance or transfer of shares without certificates, send the stockholder of the Company a written statement of the information required by the DGCL. The Company may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided, however, that the use of such system by the Company is permitted by applicable law.

Section 5.03 Transfer of Shares. Shares of stock of the Company shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, in the manner prescribed by law, the Amended and Restated Certificate of Incorporation and in these Bylaws, upon surrender to the Company by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of the Company that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Company to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issuance, transfer and registration of certificates for shares of stock of the Company.

Section 5.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed, and the Company may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Company a bond, in such sum as the Company may direct, in order to indemnify the Company against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Company that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Company, the posting of a bond by such owner in an amount sufficient to indemnify the Company against any claim that may be made against it in connection therewith.

Section 5.05 List of Stockholders Entitled To Vote. The Company shall prepare and make, at least 10 days before every meeting of stockholders of the Company, a complete list of the stockholders of the Company entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders of the Company entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders of the Company entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder of the Company and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder of the Company, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network (provided, however, that the information required to gain access to such list is provided with the notice of meeting) or (b) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company of the Company. If the meeting is to be held at a place, then a list of stockholders of the Company entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder of the Company who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Company during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders of the Company entitled to examine the list of stockholders of the Company required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders of the Company.

Section 5.06 Fixing Date for Determination of Stockholders of Record.

(A) In order that the Company may determine the stockholders of the Company entitled to notice of any meeting of stockholders of the Company or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders of the Company entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders of the Company entitled to notice of or to vote at a meeting of stockholders of the Company shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the Company shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders of the Company entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders of the Company entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders of the Company entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Company may determine the stockholders of the Company entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders of the Company for any such purpose shall be at the Close of Business on the day on which the Board adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, in order that the Company may determine the stockholders of the Company entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Subject to the provisions of the Amended and Restated Certificate of Incorporation, any stockholder of record seeking to have the stockholders of the Company authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date, which notice shall include the text of any proposed resolution. If no record date for determining stockholders of the Company entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (a) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law and (b) if prior action by the Board is required by law, the record date for such purpose shall be at the Close of Business on the day on which the Board adopts the resolution taking such prior action.

Section 5.07 Registered Stockholders. Prior to the surrender to the Company of the certificate or certificates for a share or shares of stock or notification to the Company of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Company may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

Section 6.01 Notice. If mailed, notice to stockholders of the Company shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder of the Company at such stockholder’s address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Company, any notice to stockholders of the Company may be given by electronic transmission in the manner provided in Section 232 of the DGCL. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

Section 6.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder of the Company or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, if permitted, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 hereof with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 7.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01 hereof, an indemnitee shall also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 hereof) (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made solely upon delivery to the Company of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 hereof or otherwise.

Section 7.03 Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 hereof is not paid in full by the Company within (a) 60 days after a written claim for indemnification has been received by the Company or (b) 20 days after a claim for an advancement of expenses has been received by the Company, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL and (b) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise, the Company shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Company.

Section 7.04 Indemnification Not Exclusive.

(A) The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Company to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders of the Company or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Company and as to action in any other capacity.

(B) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Company at the request of the indemnitee-related entities (as defined below), the Company shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of all expenses judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Amended and Restated Certificate of Incorporation or these Bylaws (or any other agreement between the Company and such persons) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any indemnitee shall be secondary to the Company’s obligation and shall be reduced by any amount that the indemnitee may collect as indemnification or advancement from the Company. The Company irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Company hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Company and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04(B), entitled to enforce this Section 7.04(B).

For purposes of this Section 7.04(B), the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.

(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Company pursuant to Delaware law, any agreement or Amended and Restated Certificate of Incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the indemnitee-related entities, as applicable.

Section 7.05 Corporate Obligations; Reliance. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Company and shall be deemed to create a binding contractual obligation on the part of the Company to the persons who from time to time are elected as officers or directors of the Company and such persons in acting in their capacities as officers or directors of the Company or any subsidiary shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Company. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.06 Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.07 Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Company.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.02 Corporate Seal. The Board may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03 Fiscal Year. The fiscal year of the Company shall end each year on December 31st of that year, or such other day as the Board may designate.

Section 8.04 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.05 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 8.06 Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

AMENDMENTS

Section 9.01 Amendments. The Board is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders of the Company in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation. Before the Trigger Event, the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of Common Stock (as defined in the Amended and Restated Certificate of Incorporation) entitled to vote thereon shall be required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith. Notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote of the stockholders of the Company, from and after the Trigger Event, in addition to any vote of the holders of any class or series of shares of the Company required by the

Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), these Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of Class A Common Stock entitled to vote thereon shall be required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including this Section 9.01) or to adopt any provision inconsistent herewith.

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